Exhibit 10.2

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is dated as of February 14, 2017, between Agenus Inc., a Delaware corporation (the “Company”), and Incyte Corporation, a Delaware corporation (the “Purchaser”).

WHEREAS, the Company, the Company’s wholly-owned subsidiary, Agenus Switzerland Inc., and Incyte Europe SARL, a Swiss limited liability company (a société à responsabilité limitée) and an affiliate of the Purchaser, entered into that certain First Amendment to License, Development and Commercialization Agreement dated as of the date hereof (the “Amendment to Collaboration Agreement”); and

WHEREAS, in connection with the execution of the Amendment to Collaboration Agreement, the Company desires to sell to Purchaser, and Purchaser desires to purchase from the Company, shares of Common Stock of the Company in the amount and upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1        Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Amendment to Collaboration Agreement” has the meaning ascribed to such term in the preamble.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2.1.

“Closing Date” means the date hereof.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Ropes & Gray LLP, with offices located at Prudential Tower, 800 Boylston Street, Boston, MA 02199.

“Disclosure Schedules” means the schedules attached to this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“GAAP” has the meaning ascribed to such term in Section 3.1(g).

“IFRS” has the meaning ascribed to such term in Section 3.1(g).

“Intellectual Property” means patents, patent applications, trademarks, trademark applications, service marks, trade names, trade dress, trade secrets, inventions and discoveries and invention disclosures whether or not patented, copyrights in both published and unpublished works, including without limitation all compilations, data bases and computer programs, materials and other documentation, licenses, internet domain names and other intellectual property rights and similar rights.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Lock-Up Period” has the meaning assigned to such term in Section 5.1(a).

“Material Adverse Effect” means any (i) material adverse effect on the legality, validity or enforceability of this Agreement, (ii) material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company, taken as a whole, or (iii) material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement.

“Nasdaq” means the NASDAQ Capital Market (or any successor thereto).

“Party” means any party to this Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Purchase Price” has the meaning ascribed to such term in Section 2.1.

“Registration Statement” means the registration statement on Form S-3 (or any successor form related to secondary offerings) required to be filed hereunder as contemplated by Article 4, including the prospectus, amendments and supplements to such registration statement or prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” has the meaning ascribed to such term in Section 3.1(g).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” has the meaning ascribed to such term in Section 2.1.

“Subsidiary” means the Company’s wholly-owned subsidiaries, as set forth on Schedule 1.1.

“Sullivan & Cromwell” means Sullivan & Cromwell LLP, with offices located at 125 Broad St, New York, NY 10004.

“Trading Day” means a day on which Nasdaq is open for trading.

“Transfer Agent” means American Stock Transfer & Trust Company, LLC, the current transfer agent of the Company, with a mailing address of 6201 15th Avenue, Brooklyn, NY 11219 and a facsimile number of (718) 236-4588, and any successor transfer agent of the Company.

ARTICLE II.

PURCHASE AND SALE

2.1        Purchase and Sale of Shares; Closing.  Subject to the terms and conditions of this Agreement, the Company agrees to sell to Purchaser at the Closing, and Purchaser agrees to purchase from the Company at the Closing, 10,000,000 shares of Common Stock (the “Shares”), at a price per share of $6.00 (the “Purchase Price”).  Subject to the satisfaction or waiver of the covenants and conditions set forth in Sections 2.3 and 2.4, the Closing shall occur on the date hereof at the offices of Sullivan & Cromwell or such other location as the parties shall mutually agree.

2.2        Condition Precedent.  The obligation of the Company and Purchaser to enter into this Agreement is subject to the Company and Purchaser having executed and delivered the Amendment to Collaboration Agreement on or prior to the date hereof.

2.3        Deliveries at Closing.  At the Closing, subject to the terms and conditions of this Agreement:

(a)        the Company shall deliver to Purchaser a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver the Shares to Purchaser on an expedited basis via The Depository Trust Company’s Deposit and Withdrawal at Custodian system;

(b)        Company Counsel shall deliver to Purchaser a legal opinion, substantially in the form of Exhibit A attached hereto; and

(c)        Purchaser shall pay to the Company, by wire transfer of immediately available funds to an account or accounts designated by the Company, the Purchase Price.

2.4        Closing Conditions.

(a)        The obligation of the Company to sell the Shares to Purchaser at the Closing is subject to the following conditions being met or waived in writing by the Company:

(i)       the representations and warranties of Purchaser contained in Section 3.2 shall be true and correct as of the date hereof;

(ii)      Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by Purchaser on or before the Closing;

(iii)     the Amendment to Collaboration Agreement shall continue to be in full force and effect; and

(iv)     Purchaser shall have delivered the Purchase Price.

(b)        The obligation of Purchaser to purchase the Shares at the Closing is subject to the following conditions being met or waived in writing by the Purchaser:

(i)       the representations and warranties of the Company contained in Section 3.1 shall be true and correct as of the date hereof;

(ii)      the Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing;

(iii)     the Company shall deliver to Purchaser a certificate executed by an authorized officer of the Company confirming the conditions set forth in Sections 2.4(b)(i) and (ii) have been duly satisfied;

(iv)     the Amendment to Collaboration Agreement shall continue to be in full force and effect;

(v)      the Company shall have delivered the item set forth in Section 2.3(a) of this Agreement;

(vi)     Company Counsel shall have delivered the item set forth in Section 2.3(b) of this Agreement; and

(vii)    there shall be no Material Adverse Effect with respect to the Company existing as of the Closing.

2.5        Effect of Waiver of Condition to Closing. In the event that, as of the Closing, Purchaser expressly waives in writing the condition regarding a Material Adverse Effect set forth in Section 2.4 of this Agreement, Purchaser shall be deemed to have waived any right of recourse against the Company for, and agreed not to sue the Company in respect of, any and all events or inaccuracies in any representations or warranties of the Company (a) that, as of the Closing, have caused or would reasonably be expected to cause such Material Adverse Effect and (b) of which Purchaser had notice in writing from the Company at least two (2) business days prior to the Closing.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1        Representations and Warranties of the Company.  Except as set forth in the Disclosure Schedules, the Company hereby represents and warrants to Purchaser as of the date hereof (unless specifically made as of another date, in which case as of such other date) as follows:

(a)        Capitalization.  The capitalization of the Company as of September 30, 2016 is as set forth on Schedule 3.1(a).  Except as disclosed on Schedule 3.1(a), the Company has not issued any capital stock since September 30, 2016,  other than pursuant to the exercise of stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans, the issuance of shares of Common Stock pursuant to the Company’s at-the-market sales agreement and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement.  Except as disclosed on Schedule 3.1(a) and as a result of the purchase and sale of the Shares, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents.  The issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Shares.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(b)        Litigation.  There are no actions, suits, proceedings or, to the knowledge of the Company, any investigations, pending or currently threatened against the Company that questions the validity of this Agreement or the issuance of the Shares contemplated hereby or would, if there were an unfavorable decision, have or could reasonably be expected to result in a Material Adverse Effect on the Company.  As of the date hereof, there is no other material action, suit, or proceeding pending or, to the knowledge of the Company, currently threatened in writing against the Company.  As of the date hereof, there are no material outstanding consents, orders, decrees or judgments of any governmental entity naming the Company.  Neither the Company, nor, to the knowledge of the Company, any director or officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

(c)        Organization and Good Standing.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as now conducted.  The Company is duly qualified and is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect.

(d)        Authorization.  All corporate actions on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and for the issuance of the Shares have been taken.  The Company has the requisite corporate power to enter into this Agreement and to carry out and perform its obligations hereunder.  This Agreement has been duly authorized, executed and delivered by the Company and, upon due execution and delivery by Purchaser, will be a valid and binding agreement of the Company, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles.

(e)        Subsidiaries.  All of the issued and outstanding shares of capital stock of each Subsidiary are, where applicable, validly issued, fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.  Other than the Subsidiaries and as otherwise set forth on Schedule 3.1(e), the Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity.  Except as disclosed in the SEC Reports, the Company is not a participant in any material joint venture, partnership or similar arrangement.

(f)        No Conflict With Other Instruments.  Neither the execution, delivery nor performance of this Agreement, nor the issuance of the Shares contemplated hereby will result in (i) any violation of, be in conflict with, cause any acceleration or any increased payments under, or constitute a default under, with or without the passage of time or the giving of notice: (a) any provision of the Company’s certificate of incorporation or bylaws; (b) any provision of any judgment, decree or order to which the Company is a party or by which it is bound; (c) any law, rule or regulation applicable to the Company; or  (d) any note, mortgage, material contract, material agreement, license, waiver, exemption, order or permit; or (ii) the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which it is bound or to which any of the material property or assets of the Company is subject.

(g)        Disclosure Documents.  For the two years preceding the date hereof,  the Company has filed, on a timely basis or has received a valid extension as of such time of filing and has thereafter made such filings prior to the expiration of any such extension, all reports, schedules, forms, statements and other documents required to be filed by the Company with the Commission under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”), and the Company has paid all fees and assessments due and payable in connection with the SEC Reports.  As of their respective dates, the SEC Reports complied in all material respects with all statutes and applicable rules and regulations of the Commission, including the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) or, to the extent applicable, the

International Financial Reporting Standards (“IFRS”), applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or IFRS, as applicable, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(h)       Absence of Certain Events and Changes.  Except as otherwise disclosed in the SEC Reports, since the date of the Company’s Quarterly Report on Form 10-Q for the quarter ended on September 30, 2016: (i) the Company has conducted its business in the ordinary course consistent with past practice, (ii) there has not been any event, change or development which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect, (iii) the Company has not incurred any material liabilities (contingent or otherwise) other than expenses incurred in the ordinary course of business consistent with past practice, (iv) the Company has not altered its method of accounting in any material respect, and (v) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.

(i)        Intellectual Property.  Except as otherwise disclosed by the Company in writing to the Purchaser on or before the date hereof, the Company owns, or has the right pursuant to a valid, written license agreement to use and exploit, all Intellectual Property used in or necessary for the conduct of the business of the Company and that is material to the business of the Company as conducted as of the Closing (the “Company Intellectual Property”). To the knowledge of the Company, (i) all issued patents and registered trademarks that are Company Intellectual Property and that are owned by the Company are valid and enforceable and are currently in compliance with formal legal requirements (including without limitation, as applicable, payment of filing, examination and maintenance fees, proofs of working or use, timely post registration filing of affidavits of use and incontestability and renewal applications), and (ii) there is no existing infringement or misappropriation by another Person of any of the Company Intellectual Property.  Except as disclosed in the SEC Reports, since January 1, 2014, no claims have been asserted by a third party in writing (a) alleging that the conduct of the business of the Company has infringed or misappropriated any Intellectual Property rights of such third party, or (b) challenging or questioning the validity or effectiveness of any Intellectual Property right of the Company, and, to the Company’s knowledge, there is no valid basis for any such claim.  No loss or early expiration of any of the Company’s material Intellectual Property is pending, or, to the Company’s knowledge, threatened.  The Company has taken reasonable steps in accordance with standard industry practices to protect its rights in the Company Intellectual Property and at all times has maintained the confidentiality of all information used in connection with the business that constitutes or constituted a trade secret of the Company.

(j)        Compliance.  The Company has all material permits, licenses, franchises, authorizations, orders and approvals of (collectively, “Permits”), and has made all filings,

applications and registrations with, governmental entities that are required in order to permit the Company to own or lease its properties and assets and to carry on its business as presently conducted.  Neither the sale of the Shares hereunder nor the performance of the Company’s other obligations under this Agreement will result in the suspension, revocation, impairment, forfeiture or nonrenewal of any Permit applicable to the Company, its businesses or operations or any of its assets or properties.    The Company has complied and is in compliance in all material respects with all Permits, statutes, laws, regulations, rules, judgments, orders and decrees of all governmental entities applicable to it that relate to its business, including but not limited to compliance with the FCPA and any applicable similar laws in foreign jurisdictions in which the Company is currently, or has previously, conducted its business.  The Company has not received any notice alleging noncompliance, and, to the knowledge of the Company,  the Company is not under investigation with respect to, or threatened to be charged with, any material violation of any applicable statutes, laws, regulations, rules, judgments, orders or decrees of any governmental entities.  The Company has not received any notice of proceedings relating to the revocation or modification of any Permit. No Permit is subject to termination as a result of the execution of this Agreement or consummation of the transactions contemplated hereby. Except as disclosed in the SEC Reports, since January 1, 2014, the Company has not entered into or been subject to any judgment, consent decree, compliance order or administrative order with respect to any aspect of the business, affairs, properties or assets of the Company or received any formal or informal complaint or claim from any regulatory agency with respect to any aspect of the business, affairs, properties or assets of the Company.

(k)       Valid Issuance of Shares.  The Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company, and, based in part on the representations of Purchaser in Section 3.2 of this Agreement, will be issued in compliance with all applicable federal and state securities laws.  Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising. The Company has offered the Shares for sale only to the Purchaser.

(l)        Governmental Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis.

(m)      No Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by the Company.

(n)       No Undisclosed Liabilities. The Company does not have any liabilities (contingent or otherwise), except for (i) liabilities reflected or reserved against in financial statements of the Company (or otherwise disclosed in the accompanying footnotes) included in the SEC Reports filed with the Commission prior to the date of this Agreement,

(ii) liabilities incurred in the ordinary course of business or otherwise disclosed in SEC Reports subsequent to the period covered by the Company’s Quarterly Report on Form 10-Q for the quarter ended on September 30, 2016 and (iii) liabilities that have not been and would not reasonably be expected to be material.

(o)       Internal Controls.  The Company has implemented and maintains a system of internal control over financial reporting (as required by Rule 13a-15(a) under the Exchange Act) that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external purposes, and, to the knowledge of the Company, such system of internal control over financial reporting is effective. For purposes of this Section 3.1(o), “knowledge of the Company” means the actual knowledge of the Chief Executive Officer and the Vice President, Finance of the Company. The Company has implemented and maintains disclosure controls and procedures (as required by Rule 13a-15(a) of the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the timeframes specified by the Commission’s rules and forms (and such disclosure controls and procedures are effective), and has disclosed, based on its most recent evaluation of its system of internal control over financial reporting prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Company Board (i) any significant deficiencies and material weaknesses known to it in the design or operation of its internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that would reasonably be expected to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud known to it, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(p)       Company Not An “Investment Company.”  The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and immediately after receipt of payment for the Shares will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

(q)       Solvency.   The Company has not: (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (iv) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (v) admitted in writing its inability to pay its debts as they come due; or (vi) made an offer of settlement, extension or composition to its creditors generally.

(r)        No Integrated Offering.   Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

(s)        Whistleblowers.  To the knowledge of the Company, as of the date hereof, no employee of the Company or its subsidiaries has provided since January 1, 2014 or is providing information to any law enforcement agency regarding the violation of any applicable Law of the type described in Section 806 of the Sarbanes-Oxley Act by the Company or its Subsidiaries.  Neither the Company nor its Subsidiaries have discharged, demoted or suspended an employee of the Company or its Subsidiaries in the terms and conditions of employment because of any lawful act of such employee described in Section 806 of the Sarbanes-Oxley Act.

(t)        Takeover Laws.  The Board of Directors has taken all action necessary to render inapplicable to Purchaser the restrictions on “business combinations” set forth in Section 203 of the Delaware General Corporation Law and, to the knowledge of the Company, any similar “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” law applicable to transactions between Purchaser and the Company.

3.2        Representations and Warranties of Purchaser.  Purchaser hereby represents and warrants to the Company as of the date hereof (unless specifically made as of another date, in which case as of such other date) as follows:

(a)       Legal Power.  Purchaser has the requisite corporate power to enter into this Agreement and to carry out and perform its obligations hereunder.

(b)       Due Execution.  This Agreement has been duly authorized, executed and delivered by Purchaser, and, upon due execution and delivery by the Company, will constitute a valid and legally binding obligation of Purchaser,  enforceable against Purchaser in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles.

(c)       Ownership.  As of the date of this Agreement and immediately prior to the Closing, Purchaser and its controlled Affiliates beneficially own (as set forth in Rule 13d-3 promulgated under the Exchange Act) 7,763,968 shares of Common Stock.

(d)       Investment Representations.  In connection with the offer, purchase and sale of the Shares, Purchaser makes the following representations:

(i)       Purchaser is acquiring the Shares for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and has no present intention to effect, or any present or contemplated plan, agreement, undertaking, arrangement, obligation, indebtedness, or commitment providing for, any distribution of the Shares.

(ii)      Purchaser has carefully reviewed the representations concerning the Company contained in this Agreement and has made detailed inquiry concerning the Company, its business and its personnel.

(iii)     Purchaser understands that the Shares have not been registered under the Securities Act or any applicable state securities laws and, consequently, Purchaser may have to bear the risk of owning the Shares for an indefinite period of time because the Shares may not be transferred unless (x) the resale of the Shares is registered pursuant to an effective registration statement under the Securities Act in accordance with the terms and conditions set forth in Section 4.1 hereof; (y) Purchaser has delivered to the Company an opinion of counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (z) the Shares are sold or transferred pursuant to Rule 144.

(iv)     Purchaser has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares to be purchased hereunder.

(v)      Purchaser is an “accredited investor” as defined in Rule 501(a) of the rules and regulations promulgated under the Securities Act.

(e)       Certain Fees.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by Purchaser.

(f)        Legends.  In connection with the issuance and sale of the Shares, Purchaser  understands that each of the Shares, whether certificated or in book-entry form, will be endorsed with the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.”

The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in the Amendment to Collaboration Agreement or any other document or instrument executed and/or delivered in connection with this Agreement or the Amendment to Collaboration Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV.
REGISTRATION RIGHTS

4.1        Registration of the Shares.  The Company shall file with the Commission, on or before the date that is 90 days prior to the first anniversary of the Closing Date, a Registration Statement covering the resale of the Shares to the public by Purchaser.  The Company shall use commercially reasonable efforts to cause the Registration Statement covering the Shares to be declared effective by the Commission by the first anniversary of the Closing Date.  The Company shall cause such Registration Statement to remain effective under the Securities Act until all Shares covered by such Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144.  The Company shall promptly notify Purchaser of the effectiveness of such Registration Statement after the Company confirms effectiveness with the Commission.  The Company hereby covenants and agrees to use reasonable commercial efforts to maintain its eligibility to make filings with the Commission on Form S-3 until one or more registrations statements covering the resale of all of the Shares shall have been filed with, and declared effective by, the Commission pursuant to the terms and conditions of this Agreement.

4.2        Registration Covenant. Purchaser covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of the Shares pursuant to a Registration Statement.  The Company shall comply in all material respects with all applicable rules and regulations of the Commission applicable to the filing of a Registration Statement.

4.3        Registration Procedures.

(a)       In connection with the filing by the Company of a Registration Statement covering the Shares, the Company shall furnish to Purchaser (i) a copy of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act and (ii) such other documents as Purchaser may reasonably request, in order to facilitate the public sale or other disposition of the Shares.

(b)       The Company shall use commercially reasonable efforts to register or qualify the Shares covered by a Registration Statement under the securities laws of each state of the United States as Purchaser shall reasonably request; provided, however, that the Company shall not be required in connection with this subsection (b) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

(c)       If the Company has delivered preliminary or final prospectuses to Purchaser and after having done so the prospectus is amended or supplemented to comply with the requirements of the Securities Act, the Company shall promptly notify Purchaser and, if requested by the Company, Purchaser shall immediately cease making offers or sales of the Shares covered by a Registration Statement and return all prospectuses to the Company.  The Company shall promptly provide Purchaser with revised or supplemented prospectuses and, following receipt of the revised or supplemented prospectuses, Purchaser shall be free to resume making offers and sales of the Shares under such Registration Statement.

(d)       The Company shall be entitled to include in a Registration Statement the shares of Common Stock held by other shareholders of the Company, provided such other shares of Common Stock are excluded first from such Registration Statement in order to comply with any applicable laws or request from any governmental entity or Nasdaq, or in the case of an underwritten offering, in order to comply with a cutback request of any underwriter.

(e)       The Company shall pay all expenses incurred in connection with the preparation and filing of such Registration Statement pursuant to this Article 4, including all registration and filing fees and printer, legal and accounting fees related thereto but excluding (i) any brokerage fees, selling commissions or underwriting discounts incurred by Purchaser in connection with sales under any Registration Statement covering the Shares and (ii) the fees and expenses of counsel retained by Purchaser.

(f)       The Company shall use commercially reasonable efforts to avoid the issuance of any order suspending the effectiveness of a Registration Statement, or any suspension of the qualifications (or exemption from qualification) of any of the Shares covered by a Registration Statement for sale in any jurisdiction.  The Company shall advise Purchaser promptly after it shall receive notice of any stop order or issuance of any order by the Commission delaying or suspending the effectiveness of a Registration Statement covering the Shares or of the initiation of any proceeding for that purpose, and it will promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

4.4        Registration Confidentiality.  Purchaser agrees to treat as confidential (unless otherwise publicly disclosed by the Company or a third party not to the knowledge of Purchaser in breach of an agreement of confidentiality with the Company) any written notice from the Company regarding the Company’s plans to file a Registration Statement and shall not disclose such information to any other person, or use such information, except as is necessary to exercise its rights under this Agreement.

4.5        Indemnification.

(a)       The Company agrees to indemnify and hold harmless Purchaser and each other person, if any, who controls Purchaser within the meaning of the Securities Act or Exchange Act from and against any losses, claims, damages or liabilities to which Purchaser or controlling person may become subject (under the Securities Act, the Exchange Act, state securities or “Blue Sky” laws or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any untrue statement of a material fact contained in any Registration Statement covering the Shares or in any preliminary prospectus or final prospectus contained in such Registration Statement, or any amendment or supplement to such Registration Statement, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse Purchaser or controlling person for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, or preparing to defend any such action, proceeding or claim;

provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement, preliminary prospectus or prospectus, or any amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of Purchaser or controlling person specifically for use in the preparation thereof or any statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to Purchaser prior to the pertinent sale or sales by Purchaser.

(b)       Purchaser agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company, from and against any losses, claims, damages or liabilities to which the Company or any officer, director or controlling person may become subject (under the Securities Act, the Exchange Act, state securities or “Blue Sky” laws or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any untrue statement of a material fact contained in any Registration Statement covering the Shares or in any preliminary prospectus, final prospectus contained in such Registration Statement, or any amendment or supplement to such Registration Statement or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if such untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of Purchaser specifically for use in preparation of the Registration Statement, prospectus, amendment or supplement and Purchaser will reimburse the Company, or such officer, director or controlling person, as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that Purchaser’s obligation to indemnify the Company shall be limited to the Purchase Price.

(c)       Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 4.5, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 4.5 (except to the extent that such omission materially and adversely affects the indemnifying party’s ability to defend such action).  Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person.  After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any Affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties.  In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided, however, that such consent shall not be unreasonably withheld.  No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

(d)       If the indemnification provided for in this Section 4.5 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and Purchaser on the other hand, in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or Purchaser on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement.  The Company and Purchaser agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), Purchaser shall not be required to contribute any amount in excess of the amount by which the net amount received by Purchaser from the sale of the Shares to which such loss relates exceeds the amount of any damages which Purchaser has otherwise been required to pay by reason of such untrue statement.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)       The rights and obligations of the Company and Purchaser under this Section 4.5 shall survive the termination of this Agreement.

ARTICLE V.

COVENANTS AND ADDITIONAL AGREEMENTS

5.1        Stock Ownership Governance.

(a)       Lock-Up Period.   Excluding any transfers of Shares between Purchaser and any of its Affiliates, during the twelve (12) month period beginning on the Closing Date and ending on the first anniversary thereof (the “Lock-Up Period”), Purchaser shall not, and shall not cause any other holder of the Shares to, without the prior written consent of the Company, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Shares or enter into a transaction which would have the same effect.

(b)       Market Stand-Off Agreement.   During the Lock-Up Period, Purchaser agrees that in connection with any registration of the Company’s securities that, upon the request of the Company or the underwriters managing any underwritten offering of the Company’s securities, Purchaser will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares without the prior written consent of the Company or such underwriters, as the case may be, for such period of time within the Lock-Up Period from the effective date of such registration as the Company or the underwriters may specify.

(c)       Remedies.   Without prejudice to the rights and remedies otherwise available to the parties, the Company shall be entitled to equitable relief by way of injunction if Purchaser or any other holder of the Shares breaches or threatens to breach any of the provisions of this Section 5.1.

(d)       Voting.   During the eighteen (18) month period beginning on the Closing Date, Purchaser shall vote, or cause to be voted, all shares of Common Stock then beneficially owned by Purchaser, in accordance with the recommendation of the Board of Directors on any matters presented to the Company’s stockholders with respect to any of the Company’s equity incentive plans or compensation matters that, in each case, apply to employees of the Company generally.

5.2        Non-Public Information.  Except as contemplated by the Amendment to Collaboration Agreement, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto Purchaser shall have entered into a written agreement with the Company regarding the confidentiality and use of such information.  The Company understands and confirms that Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

5.3        Use of Proceeds.  The Company shall use the net proceeds from the sale of the Shares hereunder for working capital purposes and shall not use such proceeds: (a) for the redemption of any Common Stock or Common Stock Equivalents, (b) for the settlement of any outstanding litigation or (c) in violation of FCPA or regulations of the Office of Foreign Assets Control of the U.S. Treasury Department.

5.4        Listing of Common Stock, No Integrated Offerings. The Company shall take no action designed to, or which to the knowledge of the Company is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act.  The Company hereby agrees to use commercially reasonable efforts to maintain the listing of the Common Stock, including the Shares, on Nasdaq.  The Company further agrees, if the Company applies to have the Common Stock traded on any other trading market, it will include in such application all of the Shares, and will take such other action as is necessary to cause all of the Shares to be listed on such other trading market as promptly as possible.  The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock, including the Shares, on Nasdaq and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of Nasdaq.  The Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq National Market nor has the Company received in the past twelve (12) months any notification that the Commission or the NASD is contemplating terminating such registration or listing. The Company currently meets the continuing eligibility requirements for listing on Nasdaq. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company. The Company agrees to file with the Commission in a timely manner all reports and other filings required of the Company under the Securities Act and the Exchange Act.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchaser or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of Nasdaq.

ARTICLE VI.

MISCELLANEOUS

6.1        Publicity.  The Parties shall issue a press release, in the form attached as Exhibit B, within one (1) Business Day after the date hereof, to announce the execution of this Agreement and describe the material financial and operational terms of this Agreement.  Except as required by judicial order or applicable Law, or as set forth below, neither Party shall make any public announcement concerning this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed.  The Party preparing any such public announcement shall provide the other Party with a draft thereof at least three (3) Business Days prior to the date on which such Party would like to make the public announcement.  Neither Party shall use the name, trademark, trade name or logo of the other Party or its employees, in any publicity or news release relating to this Agreement or its subject matter, without the prior express written permission of the other Party. Notwithstanding the terms of this Section 6.1, either Party shall be permitted to disclose the existence and terms of this Agreement to the extent required, based on the advice of such Party’s legal counsel, to comply with applicable Laws, including the rules and regulations promulgated by the Commission or any other governmental authority.  Notwithstanding the foregoing, before disclosing this Agreement or any of the terms hereof pursuant to this Section 6.1, the Parties will consult with one another on the terms of this Agreement for which confidential treatment will be sought in making any such disclosure.  If a Party wishes to disclose this Agreement or any of the terms hereof in accordance with this Section 6.1, such Party agrees, at its own expense, to seek confidential treatment of the portions of this Agreement or such terms as may be reasonably requested by the other Party; provided that the disclosing Party shall always be entitled to comply with legal requirements, including the requirements of the Commission.  Either Party may also disclose the existence and terms of this Agreement in confidence to its attorneys and advisors, and to potential acquirors (and their respective professional advisors), in connection with a potential merger, acquisition or reorganization and to existing and potential investors or lenders of such Party, as a part of their due diligence investigations, or to existing and potential sublicensees or to permitted sublicensees and assignees, in each case under an agreement to keep the terms of this Agreement confidential under terms of confidentiality and non-use substantially no less rigorous than the terms contained in this Agreement and to use such information solely for the purpose permitted pursuant to this Section 6.1.

For purposes of clarity, either Party may issue a press release or public announcement or make such other disclosure if the content of such press release, public announcement or disclosure has previously been made public other than through a breach of this Agreement by the issuing Party or its Affiliates.

6.2        Fees and Expenses.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Shares to Purchaser.

6.3        Entire Agreement.  This Agreement, together with the exhibits and schedules hereto, contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement.

6.4        Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth below at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth below on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth below:

If to the Company:

Agenus Inc.

3 Forbes Road

Lexington, Massachusetts 02421-7305, USA

Attention:  General Counsel

Facsimile:  (781) 674-4200

with a copy to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199, USA

Attention:  Zachary R. Blume

Facsimile:  (617) 951-7050

If to Purchaser:

Incyte Corporation

1801 Augustine Cut-Off

Wilmington, Delaware 19803, USA

Attention:  General Counsel

Facsimile: (302) 425-2707

with a copy to:

Sullivan & Cromwell LLP

125 Broad St.

New York, New York 10004, USA

Attention: Matthew G. Hurd and Krishna Veeraraghavan

Facsimile: (212) 291-9076

6.5       Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the Company and Purchaser.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

6.6       Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.7       Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchaser (other than by merger).  Purchaser may assign any or all of its rights under this Agreement to any Person to whom Purchaser assigns or transfers any Shares, provided that such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions of this Agreement that apply to “Purchaser.”

6.8       No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.5.

6.9       Governing Law.  This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Delaware, USA, including all matters of construction, validity and performance, in each case without reference to any conflict of law rules that might lead to the application of the laws of any other jurisdiction.

6.10     Survival of Representation and Warranties.  The representations and warranties contained herein shall survive the Closing and the delivery of the Shares.

6.11     Execution in Counterparts.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.12     Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

6.13     Replacement of Securities.  If any certificate or instrument evidencing any of the Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Shares.

6.14     Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, Purchaser and the Company will be entitled to specific performance under this Agreement.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.15     Saturdays, Sundays, Holidays, etc.    If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

6.16     Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto. In addition, each and every reference to share prices and shares of Common Stock in this Agreement shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

6.17     WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

AGENUs inc.

By:	/s/ Karen H. Valentine
Name: Karen H. Valentine
Title: Chief Legal Officer & General Counsel

incyte corporation

By:	/s/ Hervé Hoppenot
Name: Hervé Hoppenot
Title: President and Chief Executive Officer

Exhibit A

Form of Opinion of Company Counsel

Exhibit B

Press Release